UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2008

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-150110
(Commission File No.)

114 West Magnolia Street
Suite 437
Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

(360) 392-2828
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
                       APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On September 30, 2008, Paul Young was appointed to our board of directors and vice president. Since August 28, 2008, Mr. Young has been secretary of Future Canada China Environment, Inc. of Canada an unrelated third party. Future Canada China Environment, Inc. does business in biological organic fertilizer projects, fast-growing ecological tree projects, high quality gardening and flower projects, organic green vegetable processing, and vegetable basket service projects in China. From February 2008 to July 2008, Mr. Young was a director of NA Environment & Resource Inc., SPC-Canada which has targeted land for purchase in the provinces of Saskatchewan and Manitoba, Canada. From July 2007 to January 2008, Mr. Young as assistant to the chairman Maple Leaf Restoration Inc. located in Alberta, Canada which grows tree seedlings for exploration to China to improve air quality. Since April 2002, Mr. Young has been personal assistant to the chairman of NAH Development Group, Inc. NAH Development is engaged in investment projects in China and North America.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: October 3, 2008

FUTURE CANADA CHINA ENVIRONMENT INC.

BY:   HSI CHUN CHIANG
         Hsi Chun Chiang, President, Principal Executive
         Officer, Secretary, Treasurer, Principal Financial
         Officer and Principal Accounting Officer